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                                   EXHIBIT 11

                        CONSENT OF INDEPENDENT AUDITORS
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights", "Independent Auditors" and "Financial Statements" and to the use of our report dated May 1, 1998 included in Post-Effective Amendment Number 39 to the Registration Statement (Form N-1A No. 33-44964) and related Prospectus of the Brenton Mutual Funds (comprising respectively, Brenton U.S. Government Money Market Fund, Brenton Intermediate U.S. Government Securities Fund and Brenton Value Equity Fund) of The Coventry Group.

                                                           /s/ Ernst & Young LLP

Columbus, Ohio
July 28, 1998